December 3, 2015                                FOR IMMEDIATE RELEASE

RAYMOND JAMES TO ACQUIRE THE US PRIVATE CLIENT SERVICES UNIT OF DEUTSCHE ASSET & WEALTH MANAGEMENT,
TO BE OPERATED UNDER ALEX. BROWN BRAND

ST. PETERSBURG, FL - Raymond James Financial, Inc. (NYSE: RJF) announced today that it has entered into a definitive asset purchase agreement to acquire the US Private Client Services unit (PCS) of Deutsche Asset & Wealth Management (Deutsche AWM).

“Consistent with our growth strategy, this well-respected unit meets our highly selective parameters for cultural and strategic fit, ability to integrate and value,” said Raymond James CEO Paul C. Reilly. “We feel confident that our core values of putting clients first, conservatism, independence and integrity are shared endeavors among this experienced group of approximately 200 advisors.”

“We are very pleased Raymond James has agreed to acquire the bank’s PCS unit,” said Jerry W. Miller, Head of Deutsche AWM in the Americas. “We believe Raymond James is a strong, growth-oriented partner that will foster future growth for the PCS business and its clients.”

”As communicated in the Bank’s Strategy 2020 priorities, the US is a key geographic region for Deutsche Bank’s wealth management business,” said Fabrizio Campelli, Deutsche Bank Global Head of Wealth Management. “This agreement will allow us to focus on our strategic priorities including investing in our US Private Bank, which has grown consistently over the last ten years by serving ultra-high-net-worth clients through bespoke lending, trust, custody, banking and investment advisory solutions.”

In recognition of PCS’s original founding in 1800 under Alex. Brown & Sons, the nation’s first investment bank, PCS advisors joining the firm will operate under the Alex. Brown brand, following the closing.

“There is deep affinity among many advisors for Alex. Brown’s history, which is well respected by the industry and investors alike,” Reilly said. “We are proud to use this opportunity to bind our new colleagues under this historic name.”

As part of the transaction, Deutsche AWM’s Co-Head of Wealth Management Americas, Haig Ariyan, will join Raymond James as President of the Alex. Brown division of Raymond James upon closing. Other senior leaders from Deutsche AWM’s PCS business will be joining the firm in roles to be determined.

”We are excited to join the Raymond James team while continuing the Alex. Brown heritage and maintaining our close connectivity to Deutsche Bank,” said Haig Ariyan, Co-Head of Wealth Management in the Americas for Deutsche AWM. “Raymond James offers the right culture of client service and long-term growth vision to successfully integrate the PCS unit to benefit our clients and employees alike.”

Key acquisition highlights include:

•	The acquisition allows Raymond James to establish a more significant footprint of advisors in parts of the country strategically targeted for expansion.

•
PCS advisors generally specialize in serving sophisticated and high-net-worth clients as well as select institutional investors, and are mostly located in large metropolitan areas that align with the firm’s growth targets.

•
Deutsche Bank and Raymond James will enter into a long-term agreement whereby PCS advisors will continue to be Deutsche Bank’s critical distribution partner for equity new issue securities to institutional and high-net worth clients in the US.

•
This transaction provides Raymond James with access to alternative investments and other sophisticated investment solutions, allowing the firm to expand its offerings to its existing and future high-net-worth clients.

•	Raymond James is able to undertake this transaction due to its strong balance sheet and liquidity.

•	Key PCS management team will remain. The unit will report to Chief Operating Officer Dennis Zank and partner closely with existing PCG leadership.

•	The unit’s approximately 400 support staff members will be offered positions.

“While we are selective when considering acquisitions, advisors in the PCS unit fit the profile of the successful professionals we recruit to Raymond James nearly every day,” Zank said. “In terms of integration, we have helped hundreds of advisors transition onto our platform and enjoy the benefits of our extensive technology, marketing and practice management support. As always, we will focus on ensuring this process is executed with thoughtful consideration and minimal impact to advisors and their clients.”

Raymond James and Deutsche AWM are committed to ensuring a smooth transition for clients and will be contacting them about the acquisition soon.

The transaction is expected to close in the third quarter of 2016.

Raymond James will conduct a conference call for investors and analysts December 3, at 9:00 a.m. ET. For a listen only connection, please call: 877-671-8037 (conference code: 93921686), or visit raymondjames.com/analystcall for a live audio webcast as well as access to the presentation slides. An audio replay of the call and the presentation slides will be available until 5:00 p.m. ET on June 2, 2016, on the Investor Relations page of our website at www.raymondjames.com.

Raymond James

Media Contact: Steve Hollister, 727.567.2824

Deutsche Asset & Wealth Management

Media Contact: Catherine Wooters, 212.250.2790

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 6,600 financial advisors serving in excess of 2.7 million client accounts in more than 2,700 locations throughout the United States, Canada and overseas. Total client assets are approximately $504 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.

About Deutsche Asset & Wealth Management

With USD 1.22 trillion of assets under management (as of September 30, 2015), Deutsche Asset & Wealth Management¹ is one of the world's leading investment organizations. Deutsche Asset & Wealth Management offers individuals and institutions traditional and alternative investments across all major asset classes. It also provides tailored wealth management solutions and private banking services to high-net-worth individuals and family offices.

¹ Deutsche Asset & Wealth Management is the brand name of the Asset Management and Wealth Management division of the Deutsche Bank Group. The legal entities offering products or services under the Deutsche Asset & Wealth Management brand are listed in contracts, sales materials and other product information documents.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Forms 10-Q, which are available on www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.